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                       THE OFFITBANK INVESTMENT FUND, INC.

                         FORM OF ARTICLES SUPPLEMENTARY


          The OFFITBANK Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation's Board of Directors has authorized the creation of three additional portfolios of the Corporation and three corresponding new classes of capital stock of the Corporation: Class I, Class J and Class K.

          SECOND:   Pursuant to the authority of the Board of Directors to
classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has:

               (a) duly divided and reclassified 340,909,091 shares of the authorized and unissued shares of Class A Common Stock of the Corporation, par value $.001 per share, 340,909,091 shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value $.001 per share and 227,272,727 shares of the authorized and unissued shares of Class C Common Stock of the Corporation, par value $.001 per share, into Class I Common Stock and has provided for the issuance of such class;

               (b) duly divided and reclassified 113,636,364 shares of the authorized and unissued shares of Class C Common Stock of the Corporation, par value $.001 per share, 340,909,091 shares of the authorized and unissued shares of Class D Common Stock of the Corporation, par value $.001 per share, 340,909,091 shares of authorized and unissued shares of Class E Common Stock of the Corporation, par value $.001 per share, and 113,636,363 shares of the authorized and unissued shares of Class F Common Stock of the Corporation, par value $.001 per share, into Class J Common Stock and has provided for the issuance of such class; and

               (c) duly divided and reclassified 227,272,728 shares of the authorized and unissued shares of Class F Common Stock of the Corporation, par value $.001 per share, 340,909,091 shares of the authorized and unissued shares of Class G Common Stock of the Corporation, par value $.001 per share, and 340,909,091 shares of the authorized and unissued shares of Class H Common Stock of the Corporation, par value $.001 per share, into Class K Common Stock and has provided for the issuance of such class;

          Any class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

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          THIRD:  The shares of Class I Common Stock, Class J Common Stock and
Class K Common Stock, as so divided and reclassified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to shares of Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Common Stock, respectively, and to stock of the Corporation generally, except as otherwise set forth in these Articles Supplementary.

          FOURTH:   The shares aforesaid have been duly classified or
reclassified by the Board of Directors pursuant to the authority and power contained in the Corporation's Charter.

          FIFTH:    These Articles Supplementary do not increase the authorized stock of the Corporation.

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          IN WITNESS WHEREOF, THE OFFITBANK INVESTMENT FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on __________, 1997.



                              THE OFFITBANK INVESTMENT FUND, INC.



                              ---------------------------------------------
                              Morris W. Offit
                              President


WITNESS:


------------------------------
Wallace Mathai-Davis
Secretary



          THE UNDERSIGNED, Morris W. Offit, President of THE OFFITBANK INVESTMENT FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                   ----------------------------------------
                                   Morris W. Offit